UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 21, 2011

OP-TECH Environmental Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19761	91-1528142
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Adler Drive, East Syracuse, NY                13057
(Address of principal executive offices)          (Zip Code)

(315) 437-2065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2011, OP-TECH Environmental Services, Inc. (the “Company”) entered into a series of Securities Purchase Agreements for the sale of secured convertible notes (the “Convertible Notes”) for an aggregate of $668,000.  The Convertible Notes are for a term of two years, carry interest of 6% and are convertible into shares common stock at the election of the holders of the Convertible Notes at $0.06 per share and, as long as the average share price of the Company’s common stock on the Over-the-Counter Bulletin Board remains above $0.06, at the election of the Company at $0.06 per share.  The Convertible Notes may be converted into 11,133,333 shares of common stock, or approximately 93% of our current outstanding shares of common stock.  The issuance of the Convertible Notes does not represent a change of control as approximately 99% of the Convertible Notes were issued to shareholders of the Company that currently own approximately 50% of the Company’s outstanding share capital.

The Company also entered into a Security Agreement to secure payment and performance of its obligations under the Convertible Notes pursuant to which it granted the holders of the Convertible Notes a security interest in all of its assets.  The Company’s sole active subsidiary also guaranteed all amounts owed by the Company under the Convertible Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company undertook a direct financial obligation as set out in the Convertible Notes described in Item 1.01.

Item 3.02               Unregistered Sales of Equity Securities.

On January 21, 2010, the Company sold the Convertible Notes described in Item 1.01 for an aggregate of $668,000.  The Convertible Notes carry interest of 6% and are convertible by the Company or the holders at $0.06 per share into up to 11,133,333 of our common shares, or approximately 93% of our current outstanding shares of common stock.  No underwriters, finders, placement agents or brokers were used or compensated in connection with the sale of the Convertible Notes.  The Convertible Notes were sold pursuant to the exemption from registration under the Securities Act of 1933 accorded under Regulation D of such Act.

Item 9.01               Financial Statements and Exhibits.

Exhibits.

10.1	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 10.1 to our quarterly report on Form 10-Q for the quarter ended September 30, 2010)
10.2	Form of Security Agreement (incorporated by reference to Exhibit 10.2 to our quarterly report on Form 10-Q for the quarter ended September 30, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Op Tech Environmental Services, Inc.

Date: January 21, 2011	By:	/s/ Charles B. Morgan
Charles B. Morgan
Chief Executive Officer